LAKELAND FINANCIAL CORPORATION
P.O. Box  1387   Warsaw, Indiana  46581  (574) 267-6144




                                 March 8, 2002



Dear Shareholder:



         On behalf of the board of directors and management of Lakeland Financial Corporation, we cordially invite you to attend the annual meeting of shareholders of Lakeland Financial Corporation to be held at 12:00 p.m. on April 9, 2002, at the Westminster Hall Conference Center located on the campus of Grace College and Seminary at 200 Seminary Drive in Winona Lake, Indiana. We will begin the meeting with a luncheon, followed by the business meeting. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed a copy of our 2001 summary annual report to shareholders and a copy of our annual report on Form 10-K for your review. At the meeting we shall report on operations and the outlook for the year ahead.

         Your board of directors has nominated five persons to serve as directors, each of whom are incumbent directors. Additionally, our management has selected and recommends that you ratify the selection of Crowe, Chizek and Company LLP to continue as our independent public accountants for the year ending December 31, 2002. We recommend you vote your shares for the director nominees and in favor of the proposal.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. This will assure that your shares are represented at the meeting.

         We look forward to seeing and visiting with you at the meeting.


                               Very truly yours,




                               /s/Michael L. Kubacki
                               Michael L. Kubacki
                               President and Chief Executive Officer

                        LAKELAND FINANCIAL CORPORATION



                           NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                           TO BE HELD APRIL 9, 2002
                           ------------------------


To the shareholders:

         The annual meeting of the shareholders of Lakeland Financial Corporation will be held on Tuesday, April 9, 2002, at 12:00 p.m. at the Westminster Hall Conference Center located on the campus of Grace College and Seminary at 200 Seminary Drive in Winona Lake, Indiana, for the following purposes:

         1.       to elect five members of the board of directors;

         2. to approve the appointment of Crowe, Chizek and Company LLP as independent public accountants for the fiscal year ending December 31, 2002; and

         3. to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

         Only shareholders of record on our books at the close of business on February 20, 2002 will be entitled to vote at the annual meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

                                       By order of the Board of Directors



                                       /s/R. Douglas Grant
                                       R. Douglas Grant
                                       Chairman of the Board

Warsaw, Indiana
March 8, 2002

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                        LAKELAND FINANCIAL CORPORATION


                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                                 April 9, 2002



         Lakeland Financial Corporation, an Indiana corporation, is the holding company for Lake City Bank. We also own all of the common securities of Lakeland Capital Trust, a Delaware business trust created for the issuance of trust preferred securities to the public. Lake City Bank owns all of the common stock of LCB Investments Limited, formed in 1999 to manage a portion of the bank's securities portfolio.

         This proxy statement is being furnished to shareholders in connection with the solicitation by our board of directors of proxies to be used at the annual meeting to be held at the Westminster Hall Conference Center located on the campus of Grace College and Seminary at 200 Seminary Drive in Winona Lake, Indiana on Tuesday, April 9, 2002 at 12:00 p.m., or at any adjournments or postponements of the meeting. Our summary annual report to shareholders, including the consolidated condensed financial statements for the fiscal year ended December 31, 2001 and a copy of our Form 10-K including the consolidated financial statements that we filed with the Securities and Exchange Commission accompanies this proxy statement, which is first being mailed to shareholders on or about March 8, 2002.

         The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy form?

         You are receiving a proxy statement and proxy form from us because on February 20, 2002, you owned shares of Lakeland Financial's common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

         When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy form, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy form in advance of the meeting just in case your plans change.

         If you have signed and returned the proxy form and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

         You are being asked to vote on the election of five directors of Lakeland Financial for a term expiring in 2005 and the ratification of Crowe, Chizek and Company LLP as our independent auditors for the 2002 fiscal year. These matters are more fully described in this proxy statement.

How do I vote?

         You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy form and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy form to indicate how you want your shares voted, your shares will be voted as you instruct.

         If you sign and return your proxy form but do not mark the form to provide voting instructions, the shares represented by your proxy form will be voted "for" all five nominees named in this proxy statement and "for" the ratification of our auditors.

         If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a proxy from your broker in order to vote in person at the meeting.

What does it mean if I receive more than one proxy form?

         It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

         If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

         Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of independent auditors, but cannot vote on non-routine matters, such as an amendment to a stock option plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on the ratification of our auditors and your broker does not have discretionary authority to vote on these matters, the broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a "broker non-vote" and will affect the outcome of the voting as described below, under "How many votes are needed for approval of each proposal?" Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy?

         If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

         - signing another proxy with a later date and returning that proxy to Lake City Bank Trust Department at P.O. Box 1387, Warsaw, Indiana 46581-1387;

         -        sending notice to us that you are revoking your proxy; or

         -        voting in person at the meeting.

         If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

         A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

         Shares are counted as present at the meeting if the shareholder either:

         -        is present and votes in person at the meeting; or

         -        has properly submitted a signed proxy form or other proxy.

         On February 20, 2002, the record date, there were 5,771,837 shares of common stock issued and outstanding. Therefore, at least 2,885,919 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

         The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than five nominees. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

         You may vote "for" or "withhold authority to vote for" each nominee for director. You may vote "for," "against" or "abstain" on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

         Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy form included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

         The five individuals receiving the highest number of votes cast "for" their election will be elected as directors of Lakeland Financial.

         The ratification of our auditors and all other matters must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

Where do I find the voting results of the meeting?

         We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2002.

Who bears the cost of soliciting proxies?

         We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Lakeland Financial or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock at February 20, 2002, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table which can be found later in this proxy statement, and by all directors and executive officers of Lakeland Financial as a group.


     Name of Individual or                   Amount and Nature of     Percent
Number of Individuals in Group              Beneficial Ownership(1)   of Class

5% Shareholders
Lakeland Financial Corporation 401(k) Plan         667,261(2)          11.56%
Post Office Box 1387
Warsaw, Indiana  46581-1387

Directors and Nominees
Eddie Creighton                                    144,800(3)           2.51%
Anna K. Duffin                                       3,000(4)              *
L. Craig Fulmer                                      5,117                 *

    Name of Individual or                   Amount and Nature of     Percent
Number of Individuals in Group              Beneficial Ownership(1)   of Class

R. Douglas Grant                                   101,198              1.75%
Jerry L. Helvey                                     70,483(5)           1.22%
Michael L. Kubacki                                  34,821(6)              *
Allan J. Ludwig                                     27,492(7)              *
Charles E. Niemier                                   3,284                 *
D. Jean Northenor                                   32,054(8)              *
Richard L. Pletcher                                  2,074(9)              *
Steven D. Ross                                       1,150                 *
Donald B. Steininger                                 2,000                 *
Terry L. Tucker                                      5,280                 *
M. Scott Welch                                       2,850                 *
George L. White                                      2,640(10)             *
Other Named Executive Officers
David M. Findlay                                       636                 *
Charles D. Smith                                    28,754(11)             *
Robert C. Condon                                     1,480                 *
Kevin L. Deardorff                                   5,305                 *

All directors and executive officers as a group
(19 persons)                                       474,418(12)          8.22%

*Indicates less than one percent.

(1) The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2) This information has been supplied by Lake City Bank, which serves as trustee of the trust for the plan. Participant employees of Lakeland Financial and Lake City Bank exercise investment power over the shares held in their respective participant accounts and Lake City Bank exercises voting power over those shares.

(3) Includes 112,172 shares held by CB Farms, LLC, as to which Mr. Creighton shares voting and investment power and 3,960 shares owed individually by Mr. Creighton's wife, as to which shares he disclaims any beneficial interest.

(4) All of which shares Mrs. Duffin owns jointly with her husband and shares voting and investment power.

(5) Includes 56,255 shares held individually by Mr. Helvey's wife, as to which shares he disclaims any beneficial interest.

(6) Includes 200 shares owned by each of Mr. Kubacki's son and daughter, as to which shares he disclaims any beneficial interest.

(7) Includes 15,492 shares held by Ludwig, Inc., as to which Mr. Ludwig exercises voting and investment power; 2,000 shares held by Ludwig Investments, as to which shares Mr. Ludwig exercises voting and investment power; 2,000 shares held by Mr. Ludwig's individual retirement account, as to which shares he exercises voting and investment power; and 2,000 shares held by Mr. Ludwig's wife's retirement account, as to which shares Mr. Ludwig disclaims any beneficial interest.

(8) Includes 455 shares held jointly with Ms. Northenor's husband, with whom she shares voting and investment power.

(9) Includes 704 shares held by Mr. Pletcher's individual retirement account. Also included are 704 shares held by Mr. Pletcher's wife's individual retirement account and 200 shares held directly by Mr. Pletcher's wife, with respect to which shares Mr. Pletcher disclaims any beneficial interest.

(10) Includes 2,420 shares held jointly with Mr. White's wife, with whom he shares voting and investment power.

(11) Includes 265 shares owned by Mr. Smith's wife, with whom he shares voting and investment power.

(12) This includes shares which have been allocated to executive officers under the 401(k) plan through December 31, 2001 and all prior years.

                             ELECTION OF DIRECTORS

         Shareholders will be entitled to elect five directors for a term expiring in 2005 at the annual meeting. Our board is divided into three classes of directors having staggered terms of three years. We have no knowledge that any nominee will refuse or be unable to serve, but if any of the nominees is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

         Set forth below is information concerning the nominees for election and for each of the other persons whose terms of office will continue after the meeting, including age, year first elected a director and the other positions held by the person at Lakeland Financial and Lake City Bank. The nominees, if elected at the annual meeting, will serve as directors for a three-year term expiring in 2005. We recommend that shareholders vote FOR each of the nominees for director.

                                   NOMINEES

Name               Director  Positions with Lakeland
(Age)              Since(1)  Financial and Lake City Bank
-----              --------  ----------------------------
Term Expires 2005

Eddie Creighton      1970    Director of Lakeland Financial and Lake City Bank
(Age 69)

Michael L. Kubacki   1998    President, Chief Executive Officer and Director
(Age 50)                     of Lakeland Financial and Lake City Bank

Steven D. Ross       2000    Director of Lakeland Financial and Lake City Bank
(Age 47)

Name               Director  Positions with Lakeland
(Age)              Since(1)  Financial and Lake City Bank
-----              --------  ----------------------------

M. Scott Welch       1998    Director of Lakeland Financial and Lake City Bank
(Age 41)

George L. White      1984    Director of Lakeland Financial and Lake City Bank
(Age 69)
                             CONTINUING DIRECTORS
Term Expires 2003

R. Douglas Grant     1980    Chairman of the Board and Director of Lakeland
(Age 68)                     Financial and Lake City Bank

Jerry L. Helvey      1974    Director of Lakeland Financial and Lake City Bank
(Age 68)

Allan J. Ludwig      1996    Director of Lakeland Financial and Lake City Bank
(Age 63)

D. Jean Northenor    2001    Director of Lakeland Financial and Lake City Bank
(Age 68)

Richard L. Pletcher  1992    Director of Lakeland Financial and Lake City Bank
(Age 60)

Term Expires 2004

Anna K. Duffin       1994    Director of Lakeland Financial and Lake City Bank
(Age 68)

L. Craig Fulmer      1993    Director of Lakeland Financial and Lake City Bank
(Age 59)

Charles E. Niemier   1998    Director of Lakeland Financial and Lake City Bank
(Age 46)

Donald B. Steininger 2001    Director of Lakeland Financial and Lake City Bank
(Age 59)

Terry L. Tucker      1988    Director of Lakeland Financial and Lake City Bank
(Age 61)


(1) Includes service as a director of Lake City Bank. Messrs. Grant, Helvey, Creighton and White have served as a director of Lakeland Financial since its formation in 1984.

         All of our directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions. No member of the board of directors or executive officer is related to any other member of the board of directors or executive officer. No director is a director of another "public corporation" (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company, except for Mr. Fulmer, who is a director of Starcraft Corporation and Mr. Niemier, who is a director of Biomet, Inc.

         The business experience of each of the nominees and continuing directors for the past five years is as follows:

         Mr. Creighton is a former partner and general manager of CB Farms, LLC, which owns and operates Creighton Brothers, LLC and Crystal Lake, LLC, which are involved in poultry and egg production and sales, as well as the production and sale of other agricultural and food products.

         Mrs. Duffin is active in civic affairs in the Goshen, Indiana area.

         Mr. Fulmer is chairman of Heritage Group, Inc., a real estate investment and management company based in Elkhart, Indiana.

         Mr. Grant is as chairman of the board of directors of Lakeland Financial and Lake City Bank, positions which he has held since 1993. Prior to January 1999, he also served as president and chief executive officer of Lakeland Financial and Lake City Bank.

         Mr. Helvey is chairman of the board of directors of Helvey & Associates, Inc., a group of collection agencies.

         Mr. Kubacki is president and chief executive officer of Lakeland Financial and Lake City Bank. He first joined Lakeland Financial and Lake City Bank during 1998 as president and became chief executive officer of both in January 1999. Prior to 1998, Mr. Kubacki served as Executive Vice President of the Northern Trust Bank of California, NA.

         Mr. Ludwig is an entrepreneur and industrial developer.

         Mr. Niemier is senior vice president - international operations of Biomet, Inc., which is a manufacturer of medical and orthopedic devices. He also serves as a trustee of Valparaiso University.

         Ms. Northenor retired in February, 2001 as an executive vice president of Lakeland Financial and Lake City Bank, positions she had held since 1998. She first joined Lake City Bank as the marketing officer in 1983.

         Mr. Pletcher is president of Pletcher Enterprises, Inc., a holding company, and chief executive officer of its principal subsidiary, Amish Acres, LLC, a heritage resort.

         Mr. Ross is president of Bertsch Services, which is a regional food service and vending company based in Warsaw, Indiana.

         Mr. Steininger is president of Steininger Development, a real estate development company based in Ft.Wayne, Indiana.

         Mr. Tucker is president of Maple Leaf Farms, Inc., which is primarily engaged in duck production, processing and sales, as well as the production and sale of other food products.

         Mr. Welch is the chief executive officer of Welch Packaging Group, Inc., which is primarily engaged in producing industrial and point of purchase packaging.

         Mr. White retired as president of United Telephone Company of Indiana, Inc. in December, 1991.

        In addition, the following individuals serve as executive officers of Lakeland Financial and are named in the compensation tables included in this proxy statement:

         David M. Findlay, age 40, became an executive vice president and chief financial officer of Lakeland Financial in September, 2000. Prior to his arrival, Mr. Findlay served as the chief financial officer of Quality Dining, Inc., a publicly traded company with its headquarters in Mishawaka, Indiana. Prior to that, he served in various capacities with The Northern Trust Company in Chicago.

         Charles D. Smith, age 56, presently serves as an executive vice president of Lakeland Financial and Lake City Bank, positions he has held since 2000. He has served as an officer of Lake City Bank since 1983.

         Robert C. Condon, age 60, presently serves as an executive vice president of Lakeland Financial and Lake City Bank, positions he has held since 1999. Prior to that he was managing director of the northern California region of The Northern Trust Company for eight years. Prior to that he was vice president and division head for Trust Division A for The Northern Trust Company in Chicago.

         Kevin L. Deardorff, age 40, presently serves as an executive vice president of Lakeland Financial and Lake City Bank, positions he has held since 2001. He has served as an officer of Lake City Bank since 1993.

Compliance With Section 16(a)

         Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2001, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2001.

Board of Directors and Committees of the Board

         Our board of directors held twelve regularly scheduled meetings during 2001. The board of directors has, in addition to other committees, an audit committee and a compensation committee. There is no nominating committee as the full board acts on nominations. All members of our board of directors also serve as members of the board of directors of Lake City Bank. During 2001, none of the directors attended less than 75% of the total number of meetings they were eligible to attend, except Ms. Duffin.

         The audit committee, comprised of Anna K. Duffin, Richard L. Pletcher, Steven D. Ross, Donald B. Steininger, Terry L. Tucker, and George L. White, held four meetings during 2001. Each of these members was considered "independent" according to the Nasdaq listing requirements.

         The functions performed by the audit committee include:

         - making recommendations to the board of directors with respect to selection of our independent auditors;

         - reviewing the independence of the independent auditors;

         - reviewing actions by management on the independent auditors and internal auditors recommendations;

         - meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures; and

         - reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports.

         To promote independence of the audit function, the committee consults separately and jointly with the independent auditors, the internal auditors and management. The audit committee has adopted a written charter, which sets forth the committee's duties and responsibilities. We attached a copy of the charter to last year's proxy statement.

         The compensation committee, comprised of L. Craig Fulmer, R. Douglas Grant, Jerry L. Helvey, Michael L. Kubacki and George L. White, held one meeting during 2001. The functions performed by the compensation committee include making recommendations to the full board of directors with respect to officers' salaries and setting awards in accordance with our benefit plans.


                            EXECUTIVE COMPENSATION

         The following table shows the compensation earned for the last three fiscal years by the chief executive officer and our four other most highly paid executive officers:



--------------------------------------------------------------------------------------------------------------------

                                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------

                                                                                   Long Term
                                                                                 Compensation
                                                  Annual Compensation               Awards
                                           ----------------------------------- ------------------

             (a)                   (b)             (c)               (d)              (g)                (i)

                                                                                  Securities
                                                                                  Underlying          All Other
           Name and                                                              Options/SARs       Compensation
      Principal Position          Year          Salary($)         Bonus($)            (#)              ($)(6)
------------------------------- ---------- -------------------- -------------- ------------------ ------------------

Michael L. Kubacki(1)              2001         $ 280,000        $  52,000          10,000            $  10,936
President and Chief Executive      2000           260,000           47,500          20,000               16,657
Officer                            1999           237,500           28,125          10,000                7,616

David M. Findlay(2)                2001         $ 177,296        $   7,615          15,000            $   5,977
Chief Financial Officer

Charles D. Smith(3)                2001         $ 145,423        $  18,377           7,000            $   9,142
Executive Vice President           2000           128,462           11,003          10,000                9,862

Robert C. Condon(4)                2001         $ 120,000        $  16,500           6,000            $   7,772
Executive Vice President           2000           110,000           11,250           8,000                  934

Kevin L. Deardorff(5)              2001         $ 120,000        $  10,646           5,000            $   7,772
Executive Vice President


(1) Mr. Kubacki became chief executive officer of Lakeland Financial on January 1, 1999. Mr. Kubacki was first employed by Lakeland Financial and Lake City Bank in 1998.

(2) Mr. Findlay joined the organization in September, 2000. Accordingly, no information is given with respect to his compensation for 2000.

(3) We were not required to disclose Mr. Smith's salary information for 1999, and, therefore, it is not included in this table.

(4) We were not required to disclose Mr. Condon's salary information for 1999, and, therefore, it is not included in this table.

(5) We have not been required to disclose Mr. Deardorff's salary information in the past. Accordingly, no information is given with respect to his compensation for 1999 or 2000.

(6) The amounts set forth in column (i) for Messrs. Kubacki, Findlay, Smith, Condon and Deardorff include life insurance premiums paid by us as well as the following 401(k) plan matching contributions, including supplemental 401(k) matching contributions, paid by Lakeland Financial:

         Mr. Kubacki   Mr. Findlay   Mr. Smith     Mr. Condon    Mr. Deardorff
2001     $ 10,096      $  2,845      $  8,029      $  7,200      $  7,200
2000     $ 15,955      $    ---      $  8,408      $      0      $    ---
1999     $  5,755      $    ---      $    ---      $    ---      $    ---

         The following table sets forth information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the summary compensation table:


----------------------------------------------------------------------------------------------------------------------

                                                 OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------

                                                         Individual Grants
----------------------------------------------------------------------------------------------------------------------

                                                                                           Potential realizable value
                                                                                           at assumed annual rates of
                                                                                            stock price appreciation
                                                                                                for option term
                                                                                           ---------------------------

           (a)                   (b)             (c)              (d)            (e)           (f)           (g)

                                             % of Total
                                               Options
                               Options       Granted to       Exercise or
                               Granted      Employees in      Base Price      Expiration
           Name                (#)(1)        Fiscal Year        ($/Sh)           Date         5%($)         10%($)
--------------------------- -------------- ---------------- ---------------- ------------- ------------- -------------

Michael L. Kubacki             10,000            1.49%          $  13.63       01/09/11      $ 85,687       $217,147

David M. Findlay               12,000            1.78%          $  13.63       01/09/11      $102,824       $260,577
                                3,000            0.45%             16.25       12/11/11        30,659         77,695

Charles D. Smith                5,000            0.74%          $  13.63       01/09/11      $ 42,843       $108,574
                                2,000            0.30%             16.25       12/11/11      $ 20,439         51,797

Robert C. Condon                4,000            0.59%          $  13.63       01/09/11      $ 34,275       $ 86,859
                                2,000            0.30%             16.25       12/11/11        20,439         51,797

Kevin L. Deardorff              5,000            0.74%          $  13.63       01/09/11      $ 42,843       $108,574

(1)      All options vest five years after grant.

         The following table sets forth information concerning the exercisable and nonexercisable stock options at December 31, 2001 held by the individuals named in the summary compensation table:


----------------------------------------------------------------------------------------------------------------------------

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                      OPTIONS VALUES
----------------------------------------------------------------------------------------------------------------------------

                                                                Number of Securities
                                Shares                     Underlying Unexercised Options        Value of Unexercised
                             Acquired on        Value                 at FY-End                 In-the-Money Options at
           Name                Exercise       Realized                 (#)(d)                        FY-End ($)(e)

           (a)                  (#)(b)         ($)(c)       Exercisable     Unexercisable    Exercisable    Unexercisable
--------------------------- --------------- -------------- --------------- ---------------- -------------- -----------------

Michael L. Kubacki                ---             ---            ---            60,000      $     ---      $  1,076,950

David M. Findlay                  ---             ---            ---            30,000      $     ---      $    414,750

Charles D. Smith                  ---             ---            ---            25,000      $     ---      $    418,710

Robert C. Condon                  ---             ---            ---            19,000      $     ---      $    291,500

Kevin L. Deardorff                ---             ---            ---            22,000      $     ---      $    372,000


Pension Plan Table

         Our defined benefit retirement plan covers certain employees over 21 years of age with more than one year of service. Effective April 1, 2000, we amended the plan to freeze the accrual of benefits to participants under the plan. As a result of this amendment, employees who were not participants of the plan as of March 31, 2000 are no longer able to become participants under the plan. In addition, all benefits previously accrued under the plan by participants were frozen in place, and continuing employment with us will not increase the employee's benefits upon retirement. Normal retirement age is 65. Participants received credit for 2-1/2% of their average salary for each year up to 20 years of service or through March 31, 2000, whichever occurred first.

         The principal benefit under this plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the latest plan (which is now frozen) was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased, as a part of the plan termination will reduce the benefits to be paid out of the latest plan.

               Years of Credited Service Through March 31, 2000

Remuneration       15           20           25           30           35
------------   ----------   ----------   ----------   ----------   ----------

     100,000       37,500       50,000       50,000       50,000       50,000
     150,000       56,250       75,000       75,000       75,000       75,000
     200,000       75,000      100,000      100,000      100,000      100,000
     250,000       93,750      125,000      125,000      125,000      125,000
     300,000      112,500      150,000      150,000      150,000      150,000
     350,000      131,250      175,000      175,000      175,000      175,000
     400,000      150,000      200,000      200,000      200,000      200,000
     450,000      168,750      225,000      225,000      225,000      225,000
     500,000      187,500      250,000      250,000      250,000      250,000


         The amounts shown above include benefits payable under a supplemental employee retirement plan, which is a non-qualified plan payable as a general creditor of Lakeland Financial. This plan was created in 1989 when changes to the Internal Revenue Code that apply to defined pension plans could have resulted in a reduced pension benefit for certain highly compensated employees. This supplemental plan did not create any new benefits, but was adopted to offset any such reduction in pension benefits. Benefits under this plan were frozen as of December 31, 1999, by a resolution of our board, and continuing employment will not increase the employee's benefits under the plan.

Compensation Committee Interlocks and Insider Participation

         During 2001, the compensation committee consisted of Messrs. Fulmer, Grant, Helvey, Kubacki and White. Inside directors (full-time employees of Lakeland Financial), serving on the compensation committee leave the meeting during the time the committee is deliberating on that individual's compensation or that of the individual's superiors. Inside directors do participate in evaluating and establishing the salaries of other executive officers. Mr. Kubacki, president and chief executive officer of Lakeland Financial, participated during 2001 in establishing the salaries of all executive officers except his own.

Employment Agreements

         The Company has entered into change of control agreements with several of its executive officers, including Messrs. Kubacki, Findlay, Smith, Condon and Deardorff. The agreements provide that upon the termination of the executive's employment within one year prior to, or following, a change of control of Lakeland Financial, the executive has the right to receive a payment equal to approximately two times 120% of the executive's base salary. Also, the executive shall continue to receive certain benefits, including medical insurance coverage. Pursuant to the agreements, a "change of control" shall be any of the following events: a merger or attempted hostile takeover; a person acquiring 30% of our voting securities followed by their election of a director to the board of directors; a person acquiring more than 50% of our voting securities; and any other event that has the effect of placing control of Lakeland Financial in someone other than current shareholders.

         In addition, the agreements provide that the executive shall not compete with us, or our successor, for two years following a change of control. If the executive elects, he or she may forego the severance benefit and not be subject to the restrictive covenant. The restrictive covenant extends to a 60 mile radius of Warsaw, Indiana.

Report of the Compensation Committee on Executive Compensation

         The report of the compensation committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   General

         We annually review executive officer compensation in December with the new compensation to become effective on the following January 1. In establishing executive compensation, we have historically divided compensation into the two separate components of salary and bonus. When fixing an individual executive officer's compensation, these two components are intended to work together to compensate the executive officer fairly for his or her services and reward the executive officer based upon our performance during the year. We further encourage the executive officers and all employees to acquire a personal interest in the long-term success of Lakeland Financial by participating in stock ownership under our 401(k) plan. During 1998, we established the Lakeland Financial Corporation 1997 Share Incentive Plan to enhance the opportunity of the executive officers, as well as other covered employees, to acquire stock in Lakeland Financial. The board of directors retains final approval over executive compensation.

   Salary

         Executive officer salaries are based upon a wide variety of factors, including prior years' salary, duties and responsibilities, evaluations by supervisors, and salaries for comparable positions paid by similarly situated financial institutions. When establishing the salary of executive officers other than his own, Mr. Kubacki participated and made recommendations to the committee.

         The committee reviews the annual survey of financial institution salaries paid by Indiana banks published by the Indiana Banker's Association as well as a salary survey prepared by Crowe, Chizek and Company LLP. Using this information, the committee establishes salaries using an informal and subjective analysis, primarily focused upon paying competitive salaries sufficient to retain the services of its executive officers without paying salaries which are significantly greater than those paid by similarly situated financial institutions. Although our overall profitability is a factor in establishing executive officer salaries, no specific weight is given to financial performance. Likewise, consideration is given to the performance of our common stock during the preceding several years, but no specific weight is given to this factor. The salary paid to Mr. Kubacki, as president and chief executive officer, during 2001, as shown in the summary compensation table above, was based upon the committee's satisfaction with our overall profitability and performance of our common stock and retaining his services for future years, without any specific reference being made to qualitative or quantitative performance factors.

   Bonus

         Executive officer bonuses, including Mr. Kubacki's, are determined by an established executive incentive compensation program, which is periodically reviewed by the committee. This program applies to all of our executive officers, as well as designated officers of Lake City Bank. As established, the committee retains the right to modify the program and/or withhold payment at any time. Historically, payments have not been withheld since its adoption. The bonus program is designed to encourage the eligible officers to maximize the annual profits of Lake City Bank with an incentive to conserve capital. During the December 2001 review, the committee chose not to modify the bonus program or withhold payment for fiscal year 2001. We have adopted provisions of Statement of Financial Accounting Standard ("SFAS") 115 which requires recognition of unrealized gains or losses on certain debt and equity securities held in Lake City Bank's investment securities portfolio at year end. For purposes of the bonus program, unrealized gains and losses in the investment securities portfolio of Lake City Bank are excluded from equity capital.

         Bonuses for 2001 were computed on our return on investment (shareholders' equity). It was based upon net profit (after taxes) and includes all realized securities gains and losses (including tax effect), before payment of bonuses and contributions to the 401(k) plan. The year end return on investment computed on shareholders' equity as of January 1 of each year must equal or exceed 12% in order for a bonus to be paid that year. Thereafter, based upon an established schedule, a percentage of each eligible officer's salary is paid as a bonus.

         As established, the bonus program provides that our president and chief executive officer would receive two times the established percentage for his bonus and the executive vice presidents receive one and one half times the established percentage for their bonuses. For 2001, the return on investment established a 10% bonus payable in 2001. Bonuses for officers receiving promotions during the year are prorated.

   Stock Ownership

         At the annual meeting held in April 1998, the shareholders approved the Lakeland Financial Corporation 1997 Share Incentive Plan. The purpose of this incentive plan is to enhance our long term financial performance by:

      - attracting and retaining executive and other key employees of Lakeland Financial and Lake City Bank through incentive compensation opportunity;

      - motivating such employees to further the long term goals of Lakeland Financial and the Lake City Bank; and

      - furthering the identity of interests of participating employees with our shareholders through opportunities for increased employee ownership of Lakeland Financial.

      During 2001, the compensation committee recommended, and the board of directors approved, the granting of options for a total of 147,375 shares to 164 employees and directors. The number and terms of shares for which options were granted to Messrs. Kubacki, Findlay, Smith, Condon and Deardorff during 2001 are shown in the table of option grants above.

         We have a 401(k) plan, effective January 1, 1984, which allows the participants to choose between several different investment options, including shares of our common stock. Under the plan, employees are eligible to redirect up to 12% of their regular basic compensation into a tax-deferred trust. We make matching contributions on up to 6% of each participant's regular basic compensation. All participants are always 100% vested in their salary redirections and become 100% vested in our contribution upon retirement, disability or in accordance with the vesting provisions of the plan. Participant accounts are distributed to the individual participants upon termination of employment and may include our stock.

         Approved by the Lakeland Financial compensation committee as of December 31, 2001.

         L. Craig Fulmer     Jerry L. Helvey, Chairman    George L. White
         R. Douglas Grant    Michael L. Kubacki

Stock Price Performance

         The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The graph below compares cumulative total return* of Lakeland Financial, the Nasdaq Market Index and a peer group index.

         The following table was presented as a graph in the proxy material mailed to shareholders.

    INDEX                      1996    1997    1998    1999    2000    2001
    ------------------------ ------- ------- ------- ------- ------- -------
    LAKELAND FINANCIAL CORP. $100.00 $161.36 $125.19 $103.48 $ 90.07 $125.01
    PEER GROUP INDEX          100.00  160.85  151.68  131.24  140.62  179.92
    NASDAQ MARKET INDEX       100.00  122.32  172.52  304.29  191.25  152.46


* Assumes $100 invested on January 1, 1997 and dividends were reinvested.

         The peer group was chosen in 1999 based on size and consisted of all banks in the United States with total assets of one billion dollars or more but less than three billion dollars whose equity securities were traded on an exchange for the last five consecutive years.


                            DIRECTORS' COMPENSATION

         During 2001, directors who were not full time employees of Lakeland Financial or Lake City Bank, were paid an annual fee of $8,500 and an additional $350 for each board meeting attended and $350 for each committee meeting attended. They are not eligible to participate in the 401(k) plan or the defined benefit plan. Inside directors (those who are full time employees of Lakeland Financial or Lake City Bank) are not paid a director's fee. Directors are permitted to defer receipt of their directors' fees and earn a rate of return based upon Lake City Bank's six-month certificate of deposit rates. Effective January 1, 1997, this plan was broadened to add an option to permit the directors to earn a return based upon the performance of our stock rather than the certificate of deposit rate. We may, but are not required to, fund the deferred fees into a trust, which may hold our stock. The plan is unqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of Lakeland Financial. Any shares held in the trust are treated as treasury shares and may not be voted. During 2001, each director who was not a full time employee of Lakeland Financial or Lake City Bank was granted an option to acquire 1,000 shares at the price of $13.625, except for Mr. Steininger, whose options are exercisable at $14.25 and Ms. Northenor, whose shares are exercisable at $16.25. The options are not exercisable for 5 years, except in the case of retirement or disability.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2001, Lake City Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectibility, or present other unfavorable features, than loans to other borrowers.

                            AUDIT COMMITTEE REPORT

         The report of the audit committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. As of December 31, 2001, the committee was comprised solely of independent directors.

         The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management and

Crowe, Chizek and Company LLP, our independent auditors. The committee has also discussed with Crowe Chizek the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2001 for filing with the Securities and Exchange Commission.

         Approved by the Lakeland Financial audit committee as of December 31, 2001.

         Anna K. Duffin        Richard L. Pletcher   Steven D. Ross
         Donald B. Steininger  Terry L. Tucker       George L. White, Chairman


                        INDEPENDENT PUBLIC ACCOUNTANTS

         Shareholders will be asked to approve the appointment of Crowe, Chizek and Company LLP as our independent public accountants for the year ending December 31, 2002. A proposal will be presented at the annual meeting to ratify the appointment of Crowe Chizek. If the appointment of Crowe Chizek is not ratified, the matter of the appointment of independent public accountants will be considered by the board of directors. A representative of Crowe Chizek is not expected to be present at the annual meeting.

Accountant Fees

   Audit Fees

         The aggregate fees and expenses billed by Crowe Chizek in connection with the audit of our annual financial statements as of and for the year ended December 31, 2001 and for the required review of our financial information included in our Form 10-Q filings for the year 2001 was $95,000.

   Financial Information Systems Design and Implementation Fees

         There were no fees incurred for these services for the year 2001.

   All Other Fees

         The aggregate fees and expenses billed by Crowe Chizek for all other services rendered to us for the year ended December 31, 2001 was $198,000.

         The audit committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Chizek to be incompatible with maintaining Crowe Chizek's independence as our principal accountant.

                           PROPOSALS OF SHAREHOLDERS

         Any proposal which any shareholder may intend to present at the annual meeting to be held in 2003 must be received by us on or before November 8, 2002, if such proposal is to be included in the proxy statement and form of proxy pertaining to the 2003 annual meeting.



                                         Michael L. Kubacki
                                         President and Chief Executive Officer

March 8, 2002
Warsaw, Indiana

                      ALL SHAREHOLDERS ARE URGED TO SIGN
                        AND MAIL THEIR PROXIES PROMPTLY

           PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
            OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
          LAKELAND FINANCIAL CORPORATION TO BE HELD ON APRIL 9, 2002

         The undersigned hereby appoints R. Douglas Grant and Michael L. Kubacki, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of shareholders, to be held at the Westminster Hall Conference Center located on the campus of Grace College and Seminary at 200 Seminary Drive in Winona Lake, Indiana, on the 9th day of April, 2002, at 12:00 p.m., or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.   ELECTION OF DIRECTORS:
     FOR all nominees listed below       WITHHOLD AUTHORITY
     ---                                 ------------------
     (except as marked to the contrary   to vote for all nominees listed below
     below)

     [  ]                                [  ]

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Term Expires 2005:  Eddie Creighton, Michael L. Kubacki, Steven D. Ross,
                         M. Scott Welch and George L. White

2. APPROVE THE APPOINTMENT OF Crowe, Chizek & Company LLP as the Company's independent public auditors for the year ending December 31, 2002:

     [  ]                        [  ]                                [  ]
     For                         Against                             Abstain


3. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.


                          Dated:                                        , 2002
                                      ----------------------------------------

                          Signature(s)
                                      ----------------------------------------




NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.